Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports First Quarter 2016 Results

•	EPS from continuing operations was $0.90, down 7% compared to first quarter 2015 EPS from continuing operations of $0.97

•
EPS from continuing operations was negatively impacted by $0.06 per share, consisting of hail-related expenses of $0.03 per share, and a shift of approximately $0.03 per share in stock-based compensation expense into the first quarter, due to a change from quarterly to annual stock option grants

•	Total revenue of $5.1 billion was up 4% compared to the year-ago period

•	AutoNation completed the acquisition of Allen Samuels Auto Group, which includes 12 stores with 31 franchises in 6 Texas markets, representing approximately $800 million in annual revenue

•	In the first quarter of 2016, AutoNation repurchased 7.9 million shares of common stock for an aggregate purchase price of $371 million

FORT LAUDERDALE, Fla., (April 22, 2016) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported first quarter 2016 net income from continuing operations of $96 million, or $0.90 per share, compared to net income from continuing operations of $112 million, or $0.97 per share, for the same period in the prior year. Net income from continuing operations for the first quarter of 2016 was negatively impacted by approximately $6.8 million after-tax, or $0.06 per share, consisting of hail-related expenses of approximately $3.6 million after-tax, or $0.03 per share, and a shift of approximately $3.2 million after-tax, or $0.03 per share, in stock-based compensation expense into the first quarter, due to a change from quarterly to annual stock option grants.
Mike Jackson, Chairman, Chief Executive Officer and President, said, “As we stated last quarter, the market is in a plateau environment. Industry retail sales for the quarter were flat despite year over year manufacturer incentive increases of 14%, new vehicle sales lease penetration over 30%, and high retail inventories. We still believe the industry will be above 17 million units for the year.”
Acquisitions
In February 2016, AutoNation completed the previously announced acquisition of 12 stores operating in the Houston, Dallas-Fort Worth, Corpus Christi, Tyler, Ennis, and Waco, Texas markets from Allen Samuels Auto Group.
Share Repurchase
During the first quarter of 2016, AutoNation repurchased 7.9 million shares of common stock for an aggregate purchase price of $371 million. As of April 21, 2016, AutoNation has approximately $175 million remaining Board authorization for share repurchase and 103 million shares outstanding.
Segment Results
Segment results(1) for the first quarter of 2016 were as follows:

•	Domestic – Domestic segment income(2) was $77 million compared to year-ago segment income of $79 million, a decrease of 2%.

•	Import – Import segment income(2) was $76 million compared to year-ago segment income of $75 million, an increase of 1%.

•	Premium Luxury – Premium Luxury segment income(2) was $83 million compared to year-ago segment income of $94 million, a decrease of 12%.
The first quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on April 22, 2016 through May 6, 2016 by calling (888) 562-6281 (password 5423).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US (formerly Chrysler); the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is America’s largest automotive retailer, currently owning and operating 375 new vehicle franchises from coast to coast. AutoNation sold its 10 millionth vehicle in 2015, the first automotive retailer to reach this milestone. A commitment to delivering a peerless experience through customer-focused sales and service processes is what drives AutoNation’s success. AutoNation supports the Breast Cancer Research Foundation through its Drive Pink Campaign. AutoNation is transforming the automotive industry through bold leadership, technology and innovation.

Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives and expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including conditions in the credit markets and changes in interest rates; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for pending acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; our ability to identify open safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenue:
New vehicle	$2,800.2	$2,769.6
Used vehicle	1,241.6	1,193.2
Parts and service	820.4	743.4
Finance and insurance, net	223.1	207.6
Other	34.3	30.4
Total revenue	5,119.6	4,944.2
Cost of sales:
New vehicle	2,651.0	2,608.1
Used vehicle	1,150.6	1,089.5
Parts and service	465.7	423.4
Other	26.4	23.3
Total cost of sales	4,293.7	4,144.3
Gross profit	825.9	799.9
Selling, general, and administrative expenses	588.7	557.6
Depreciation and amortization	34.8	28.7
Other income, net	(5.0)	(1.3)
Operating income	207.4	214.9
Non-operating income (expense) items:
Floorplan interest expense	(18.9)	(13.2)
Other interest expense	(28.3)	(21.4)
Interest income	0.1	0.1
Other income (loss), net	(3.4)	1.1
Income from continuing operations before income taxes	156.9	181.5
Income tax provision	60.7	69.8
Net income from continuing operations	96.2	111.7
Loss from discontinued operations, net of income taxes	(0.3)	(0.2)
Net income	$95.9	$111.5
Diluted earnings (loss) per share*:
Continuing operations	$0.90	$0.97
Discontinued operations	$—	$—
Net income	$0.89	$0.97
Weighted average common shares outstanding	107.4	115.1
Common shares outstanding, net of treasury stock, at period end	103.1	113.9

* Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2016	2015	$ Variance	% Variance
Revenue:
New vehicle	$2,800.2	$2,769.6	$30.6	1.1
Retail used vehicle	1,119.9	1,094.1	25.8	2.4
Wholesale	121.7	99.1	22.6	22.8
Used vehicle	1,241.6	1,193.2	48.4	4.1
Finance and insurance, net	223.1	207.6	15.5	7.5
Total variable operations	4,264.9	4,170.4	94.5	2.3
Parts and service	820.4	743.4	77.0	10.4
Other	34.3	30.4	3.9
Total revenue	$5,119.6	$4,944.2	$175.4	3.5
Gross profit:
New vehicle	$149.2	$161.5	$(12.3)	(7.6)
Retail used vehicle	93.7	102.5	(8.8)	(8.6)
Wholesale	(2.7)	1.2	(3.9)
Used vehicle	91.0	103.7	(12.7)	(12.2)
Finance and insurance	223.1	207.6	15.5	7.5
Total variable operations	463.3	472.8	(9.5)	(2.0)
Parts and service	354.7	320.0	34.7	10.8
Other	7.9	7.1	0.8
Total gross profit	825.9	799.9	26.0	3.3
Selling, general, and administrative expenses	588.7	557.6	(31.1)	(5.6)
Depreciation and amortization	34.8	28.7	(6.1)
Other income, net	(5.0)	(1.3)	3.7
Operating income	207.4	214.9	(7.5)	(3.5)
Non-operating income (expense) items:
Floorplan interest expense	(18.9)	(13.2)	(5.7)
Other interest expense	(28.3)	(21.4)	(6.9)
Interest income	0.1	0.1	—
Other income (loss), net	(3.4)	1.1	(4.5)
Income from continuing operations before income taxes	$156.9	$181.5	$(24.6)	(13.6)
Retail vehicle unit sales:
New	79,007	78,560	447	0.6
Used	58,103	58,624	(521)	(0.9)
	137,110	137,184	(74)	(0.1)
Revenue per vehicle retailed:
New	$35,442	$35,255	$187	0.5
Used	$19,274	$18,663	$611	3.3
Gross profit per vehicle retailed:
New	$1,888	$2,056	$(168)	(8.2)
Used	$1,613	$1,748	$(135)	(7.7)
Finance and insurance	$1,627	$1,513	$114	7.5
Total variable operations(1)	$3,399	$3,438	$(39)	(1.1)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2016 (%)	2015 (%)
Revenue mix percentages:
New vehicle	54.7	56.0
Used vehicle	24.3	24.1
Parts and service	16.0	15.0
Finance and insurance, net	4.4	4.2
Other	0.6	0.7
	100.0	100.0
Gross profit mix percentages:
New vehicle	18.1	20.2
Used vehicle	11.0	13.0
Parts and service	42.9	40.0
Finance and insurance	27.0	26.0
Other	1.0	0.8
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.3	5.8
Used vehicle - retail	8.4	9.4
Parts and service	43.2	43.0
Total	16.1	16.2
Selling, general and administrative expenses	11.5	11.3
Operating income	4.1	4.3
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	71.3	69.7
Operating income	25.1	26.9

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2016	2015	$ Variance	% Variance
Revenue:
Domestic	$1,848.2	$1,665.7	$182.5	11.0
Import	1,675.0	1,678.7	(3.7)	(0.2)
Premium luxury	1,540.3	1,563.2	(22.9)	(1.5)
Total	5,063.5	4,907.6	155.9	3.2
Corporate and other	56.1	36.6	19.5	53.3
Total consolidated revenue	$5,119.6	$4,944.2	$175.4	3.5

Segment income*:
Domestic	$77.4	$79.3	$(1.9)	(2.4)
Import	76.1	75.0	1.1	1.5
Premium luxury	83.0	94.1	(11.1)	(11.8)
Total	236.5	248.4	(11.9)	(4.8)
Corporate and other	(48.0)	(46.7)	(1.3)
Add: Floorplan interest expense	18.9	13.2	5.7
Operating income	$207.4	$214.9	$(7.5)	(3.5)

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	27,736	25,750	1,986	7.7
Import	35,781	36,914	(1,133)	(3.1)
Premium luxury	15,490	15,896	(406)	(2.6)
	79,007	78,560	447	0.6

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended
	March 31,
	2016 (%)	2015 (%)
Domestic:
Ford, Lincoln	15.2	16.5
Chevrolet, Buick, Cadillac, GMC	11.3	9.8
Chrysler, Dodge, Jeep, Ram	8.6	6.5
Domestic total	35.1	32.8
Import:
Toyota	17.3	18.7
Honda	11.9	10.9
Nissan	9.1	10.1
Other imports	7.0	7.3
Import total	45.3	47.0
Premium Luxury:
Mercedes-Benz	8.2	8.1
BMW	4.2	4.9
Lexus	3.0	3.2
Audi	2.0	1.9
Other premium luxury (Land Rover, Porsche)	2.2	2.1
Premium Luxury total	19.6	20.2
	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2016	2015
Capital expenditures (1)	$50.7	$62.9
Cash paid for acquisitions, net of cash acquired (2)	$256.6	$27.7
Proceeds from exercises of stock options	$0.6	$12.4
Stock repurchases:
Aggregate purchase price	$370.6	$9.1
Shares repurchased (in millions)	7.9	0.2

Floorplan Assistance and Expense	Three Months Ended March 31,
	2016	2015	Variance
Floorplan assistance earned (included in cost of sales)	$29.3	$26.7	$2.6
New vehicle floorplan interest expense	(17.9)	(12.5)	(5.4)
Net new vehicle inventory carrying benefit	$11.4	$14.2	$(2.8)

Balance Sheet and Other Highlights	March 31, 2016	December 31, 2015	March 31, 2015
Cash and cash equivalents	$47.8	$74.1	$74.1
Inventory	$3,927.8	$3,612.0	$2,928.4
Total floorplan notes payable	$4,039.4	$3,727.1	$3,002.4
Non-vehicle debt(3)	$2,680.5	$2,356.5	$2,051.3
Equity	$2,090.6	$2,349.3	$2,205.6

New days supply (industry standard of selling days)	81 days	68 days	52 days
Used days supply (trailing calendar month days)	39 days	43 days	34 days

Key Credit Agreement Covenant Compliance Calculations (4)
Leverage ratio		2.60x
Covenant	less than or equal to	3.75x

Capitalization ratio		64.9%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with capital leases entered into during the period.
(2) Excludes capital leases and deferred purchase price commitments.
(3)Pursuant to an accounting standard update effective January 1, 2016, all debt issuance costs have been reclassified, with the exception of those related to our revolving credit facility, as a direct reduction from the carrying amount of the related debt liability for both current and prior periods.
(4)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2016	2015	$ Variance	% Variance
Revenue:
New vehicle	$2,634.1	$2,755.5	$(121.4)	(4.4)
Retail used vehicle	1,045.9	1,085.2	(39.3)	(3.6)
Wholesale	118.1	98.7	19.4	19.7
Used vehicle	1,164.0	1,183.9	(19.9)	(1.7)
Finance and insurance, net	211.8	206.6	5.2	2.5
Total variable operations	4,009.9	4,146.0	(136.1)	(3.3)
Parts and service	770.1	736.2	33.9	4.6
Other	34.0	30.3	3.7
Total revenue	$4,814.0	$4,912.5	$(98.5)	(2.0)

Gross profit:
New vehicle	$140.1	$160.6	$(20.5)	(12.8)
Retail used vehicle	88.0	101.6	(13.6)	(13.4)
Wholesale	(2.6)	1.2	(3.8)
Used vehicle	85.4	102.8	(17.4)	(16.9)
Finance and insurance	211.8	206.6	5.2	2.5
Total variable operations	437.3	470.0	(32.7)	(7.0)
Parts and service	333.5	316.6	16.9	5.3
Other	7.3	7.1	0.2
Total gross profit	$778.1	$793.7	$(15.6)	(2.0)

Retail vehicle unit sales:
New	74,323	78,027	(3,704)	(4.7)
Used	54,157	58,039	(3,882)	(6.7)
	128,480	136,066	(7,586)	(5.6)

Revenue per vehicle retailed:
New	$35,441	$35,315	$126	0.4
Used	$19,312	$18,698	$614	3.3

Gross profit per vehicle retailed:
New	$1,885	$2,058	$(173)	(8.4)
Used	$1,625	$1,751	$(126)	(7.2)
Finance and insurance	$1,649	$1,518	$131	8.6
Total variable operations(1)	$3,424	$3,445	$(21)	(0.6)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2016 (%)	2015 (%)
Revenue mix percentages:
New vehicle	54.7	56.1
Used vehicle	24.2	24.1
Parts and service	16.0	15.0
Finance and insurance, net	4.4	4.2
Other	0.7	0.6
	100.0	100.0
Gross profit mix percentages:
New vehicle	18.0	20.2
Used vehicle	11.0	13.0
Parts and service	42.9	39.9
Finance and insurance	27.2	26.0
Other	0.9	0.9
	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	5.3	5.8
Used vehicle - retail	8.4	9.4
Parts and service	43.3	43.0
Total	16.2	16.2